Exhibit 10.4

ADDENDUM NO. 1 TO JOINT DEVELOPMENT AGREEMENT

This Addendum No. 1 (“Addendum”) is made and entered into effective as of October 8th, 2025 (“Effective Date of Addendum”) by and between:

Verde Resources, Inc. (“Verde” or “VRDR”), a corporation organized under the laws of Nevada, USA,

and

C-Twelve Pty Ltd. (“C-Twelve” or “C12”), a corporation organized under the laws of Western Australia.

Collectively referred to as the “Parties.”

1. Purpose

This Addendum modifies the Joint Development Agreement executed between the Parties on May 19, 2025 (the “Agreement”) to expand the Licensed Territory and define additional financial and performance obligations relating to such expansion.

2. Expansion of Licensed Territory

Clause 1.1 (Definitions)

Under the definition of ‘Territory’, the amended territories will include the United States of America (including all states, territories, and regions thereof), Mexico, and Canada.

3. Additional Consideration for Expanded Territory

As additional consideration for the inclusion of Mexico and Canada, Verde shall pay C-Twelve an additional US $1,000,000 (one million U.S. dollars) (“Expansion Payment, Fee 1”), which shall be transacted under the same terms as the US $2,000,000 Loan described in Clause 9.2.1 and Clause 14.2.1 of the Agreement.

Accordingly:

•	The Expansion Payment shall be paid within 30 days following Verde’s successful uplisting from OTC to a National Exchange,

•	Failure by Verde to remit the funds to C-Twelve by 31 July 2026 shall be deemed a material breach of this Agreement, unless otherwise remedied within ten (10) business days following written notice from C-Twelve.

4. Revised Minimum Annual Purchase Requirement for 2027

Notwithstanding Appendix A of the Agreement, the Parties agree that beginning with the 2027 calendar year, the minimum combined purchase requirement for the Territory (United States, Mexico, and Canada) shall be:

1

Minimum Quantity (2027): [**].

This replaces any prior minimum for 2027 under Appendix A.

5. Conditional 2027 Performance Payment

In 2027, Verde shall pay to C-Twelve an additional payment of US $[**] (“Fee 2”), subject to adjustment based on the minimums set for 2027, as follows:

1.	If Verde sets a minimum of [**] purchased in 2027, Fee 2 = US $[**].
2.	If Verde sets a minimum less than [**], Fee 2 = US $[**].
3.	If Verde sets a minimum more than [**] but less than [**], Fee 2 shall be reduced proportionally according to the following formula:

[**]

* If Fee 2 applies, the amount shall become due and payable on or before March 31, 2027.

7. Sublicense Consent

In accordance with Clause 2.2.2 of the Agreement, C-Twelve hereby consents to Verde’s sublicense of the Licensed Technologies to Ergon Asphalt & Emulsions, Inc. or its affiliates.

6. Effect of Addendum

Except as expressly amended herein, all other terms, conditions, rights, and obligations contained in the Agreement remain unchanged and in full force and effect. In the event of any inconsistency between this Addendum and the Agreement, this Addendum shall prevail.

7. Execution

This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic or scanned signatures shall be deemed valid and binding.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Addendum as of the Effective Date of Addendum.

VERDE RESOURCES, INC.

By:	/s/ Jack-Wong
Name:	Jack Wong
Title:	CEO

Date:	October 8, 2025

C-TWELVE PTY LTD.

By:	/s/ Jason Lee
Name:	Jason Lee
Title:	CEO

Date:	October 8, 2025

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